Exhibit 99.1

News Release
For Immediate Release

SLM Corporation Announces Public Offering of Senior Notes

NEWARK, Del., Oct. 26, 2020 -- Sallie Mae ® (Nasdaq: SLM), formally SLM Corporation, today announced a public offering of Senior Notes pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”), subject to market and other customary conditions.

J.P. Morgan Securities LLC and RBC Capital Markets, LLC will act as joint book-running managers. SLM Corporation intends to use part of the net proceeds from the offering to fund a tender offer for up to 2,000,000 shares of its outstanding Floating Rate Non-Cumulative Preferred Stock, Series B, par value $.20 per share (the “SLM Corporation Series B Preferred Stock”), at an expected offer price of $45.00 per share, plus accrued and unpaid dividends, if any, and to use the remaining proceeds for general corporate purposes, which may include the repayment of debt and future share repurchase programs.

The offering is being made only by means of a prospectus and related prospectus supplement. A copy may be obtained by contacting one of the following:

J.P. Morgan Securities LLC
383 Madison Ave
New York, NY 10179
1-212-834-4533

RBC Capital Markets, LLC
Brookfield Place
200 Vesey Street, 8th floor
New York, NY 10281
1-866-375-6829

An effective registration statement is on file with the SEC, and a copy of the base prospectus and related prospectus supplement will also be available on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

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Additional Information Regarding the Tender Offer

The tender offer described in this communication (the “Offer”) has not yet commenced. This communication is for informational purposes only. This communication is not a recommendation to buy or sell SLM Corporation Series B Preferred Stock or any other securities, and it is neither an offer to purchase nor a solicitation of an offer to sell SLM Corporation Series B Preferred Stock or any other securities. On the commencement date of the Offer, SLM Corporation will file a tender offer statement on Schedule TO, including an offer to purchase, letter of transmittal and related materials, with the SEC. The Offer will only be made pursuant to the offer to purchase, letter of transmittal and related materials filed as a part of the Schedule TO. Holders of SLM Corporation Series B Preferred Stock should read carefully the offer to purchase, letter of transmittal and related materials because they contain important information, including the various terms of, and conditions to, the Offer. Once the Offer is commenced, holders of SLM Corporation Series B Preferred Stock will be able to obtain a free copy of the tender offer statement on Schedule TO, the offer to purchase, letter of transmittal and other documents that SLM Corporation will be filing with the SEC at the SEC’s website at www.sec.gov or from the information agent for the Offer.

Sallie Mae (Nasdaq: SLM) believes education and life-long learning, in all forms, help people achieve great things. As the leader in private student lending, we provide financing and know-how to support access to college and offer products and resources to help customers make new goals and experiences, beyond college, happen. Learn more at SallieMae.com. Commonly known as Sallie Mae, SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.

This press release contains “forward-looking statements” and information based on management’s current expectations as of the date of this release. Statements that are not historical facts, including statements about the company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors are described in the company’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent reports on Forms 10-Q and 8-K. Except as required by law, the company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations.

Contacts:
Media:
Rick Castellano
302-451-2541
rick.castellano@salliemae.com

Investors:
Brian Cronin
302-451-0304
brian.cronin@salliemae.com

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